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Exhibit 99.1

   VASO ACTIVE REACHES SETTLEMENT AGREEMENTS IN CONSOLIDATED CLASS ACTION AND
                           DERIVATIVE ACTION LAWSUITS

         DANVERS, Mass. - (BUSINESS WIRE) -- September 27, 2005 - Vaso Active Pharmaceuticals, Inc. ("Vaso Active") (VAPH.pk) of Danvers, Massachusetts announced today that on September 21 and 22, 2005, respectively, it and certain of its officers and directors entered into Agreements to settle the previously reported consolidated securities class action ("Class Action Agreement"), and derivative lawsuits based on the class action allegations ("Derivative Action Agreement"), and filed appropriate papers with the Court seeking dismissal of the actions. The parties to the Agreements are now seeking the Court's preliminary approval of the settlements, following which joint notices of the settlements and claim forms will be sent to appropriate shareholders. Following fairness hearings on the settlements, which have not yet been scheduled, the Court still must decide whether to give final approval of the settlements.

         CLASS ACTION AGREEMENT

         Under the terms of the Class Action Agreement, Vaso Active, disclaiming any liability, within 10 business days of preliminary approval of the settlement by the Court, will pay into escrow for the benefit of the putative class $1,100,000 in cash and $750,000 face amount of 2-year 5% subordinated callable notes convertible at $1.75 per share (with full dilution protection). Vaso Active's insurance carrier has agreed to pay the $1,100,000 cash payment in exchange for a release of its liability under its insurance policy with the company. In consideration of Vaso Active's payment, the parties will fully and finally release and discharge all claims against each other.

         DERIVATIVE ACTION AGREEMENT

         Under the terms of the Derivative Action Agreement, Vaso Active and its named officers and directors agree, while disclaiming any liability, to institute or maintain previously instituted corporate governance changes including, among others:

         o Having at least one-half of the Board of Directors and two-thirds of all Committees of Vaso Active comprised of "independent directors" under American Stock Exchange standards of independence;
         o        Continuing to maintain a corporate governance committee;
         o Changes to the composition and policies and procedures of existing committees of the Board;
         o Review and approval of related party transactions by the appropriate committees.

Vaso Active has agreed to pay to plaintiffs' counsel in the derivative suits a total of $25,000 in cash and $110,000 face amount of 2-year 5% subordinated callable notes convertible at $1.75 per share within 30 business days of final approval by the Court of the Derivative Action Agreement. In consideration of the corporate governance changes and this payment, the parties will fully and finally release and discharge all claims against each other.

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         "This is a significant step forward for the Company. We now can concentrate our efforts and resources, including the funds recently raised in our previously-announced securities offering, on building value for our shareholders." said Joseph Frattaroli, President and CFO of Vaso Active.

         FORWARD-LOOKING STATEMENTS

         Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports of documents the Company files periodically with the SEC.

Contact:

Matt Carter
Vaso Active Pharmaceuticals, Inc.
978-750-1991 Ext. 28
mcarter@vasoactive.us